Exhibit 99.4

Oragenics, Inc. Expands Distribution of its EvoraPlus® Oral Care Probiotic to

include Kroger Co. Stores

For Immediate Release

Tampa, FL (September 14, 2010) – Florida-based biopharmaceutical company Oragenics, Inc. (OTCBB: ORNI www.oragenics.com) announced the continued expansion of the retail distribution of EvoraPlus®, an oral care probiotic (www.evoraplus.com), with an initial order from the Kroger Co. We anticipate EvoraPlus being initially available to retail consumers through select Kroger grocery stores in October 2010.

“We are pleased that EvoraPlus® was selected to be made available to consumers by one of the nation’s largest traditional grocery retailers,” said Gerry David, Executive Vice President, Sales and Marketing for Oragenics. “We’re looking forward to expanding the distribution of EvoraPlus® through the many stores associated with the Kroger brand.”

“EvoraPlus® oral care probiotics are a great fit for our health-conscious customers,” said Michelle Kroger, Assortment/Segmentation Manager of the Kroger Co. “We’re excited to bring this innovative oral care product to our stores.”

ProBiora3® , the active ingredient in Oragenics’ probiotic products, naturally supports gum and tooth health while freshening breath and whitening teeth. ProBiora3® technology was developed by Oragenics’ Chief Scientific Officer, Dr. Jeffrey Hillman, D.M.D., Ph.D., during more than 25 years of research, which began at the Harvard-affiliated Forsyth Institute in Boston and continued at the University of Florida. This technology has only recently become available to the general public. ProBiora3® contains three strains of beneficial bacteria that help maintain a healthy microbial balance in the mouth. It is 100% natural and is made in the USA in an FDA-registered and GMP-certified facility.

About Oragenics, Inc.

Oragenics is a biopharmaceutical company focused primarily on oral health products and novel antibiotics. Within oral health, Oragenics is developing its pharmaceutical product candidate, SMaRT Replacement Therapy, and also commercializing its oral probiotic product, ProBiora3. Within antibiotics, Oragenics is developing a pharmaceutical candidate, MU1140-S and intends to use its patented, novel organic chemistry platform to create additional antibiotics for therapeutic use.

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Oragenics/KROGER

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About Kroger

Kroger, the nation’s largest traditional grocery retailer, employs more than 334,000 associates who serve customers in 2,470 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, City Market, Dillons, Jay C, Food 4 Less, Fred Meyer, Fry’s, King Soopers, QFC, Ralphs and Smith’s. The Company also operates 779 convenience stores, 375 fine jewelry stores, 909 supermarket fuel centers and 40 food processing plants in the U.S. Kroger, headquartered in Cincinnati, Ohio, focuses its charitable efforts on supporting hunger relief, health and wellness initiatives, and local organizations in the communities it serves. For more information about Kroger, please visit www.kroger.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

MEDIA CONTACT: For more information about EvoraPlus, visit www.evoraplus.com. To schedule an interview with Dr. Hillman, contact Jennifer Zimmons at (212) 317-1400 / jzimmons@cooperglobalcommunications.com

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